As filed with the Securities and Exchange Commission on September 18, 1997
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                       NATIONAL TRANSACTION NETWORK, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                      75-153523
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                    117 Flanders Road, Westborough, MA 01581
               (Address of principal executive offices) (Zip Code)

                         1995 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------

                                L. BARRY THOMSON
                      President and Chief Executive Officer
                       NATIONAL TRANSACTION NETWORK, INC.
                                117 Flanders Road
                        Westborough, Massachusetts 01581
                                 (508) 870-3200
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                    Copy to:

                            GEORGE W. THIBEAULT, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000
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                         CALCULATION OF REGISTRATION FEE

=========================== =============== ============ ============= ==============

                                              Proposed      Proposed
          Title of                            Maximum        Maximum
         Securities               Amount      Offering      Aggregate    Amount of
            to be                 to be      Price Per      Offering    Registration
         Registered             Registered     Share          Price          Fee
--------------------------- --------------- ------------ ------------- --------------

1995 DIRECTOR STOCK OPTION
PLAN
Common Stock,                60,000 shares    $.41(1)     $ 24,600(1)      $  7.46
$.15 par value               20,000 shares    $.22(1)      $ 4,400(1)      $  1.34
                             15,000 shares    $.44(1)      $ 6,600(1)      $  2.00
                              5,000 shares    $.25(1)      $ 1,250(1)      $   .38
                            200,000 shares    $.86(2)     $172,000(2)      $ 52.12

TOTAL:                      300,000 shares                                 $ 63.30
                            ==============                                  ======

=====================================================================================

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for the shares is the maximum exercise price per share at which such options are exercisable.

(2) The price of $.86 per share which is the average of the bid and ask price reported on the OTC Market as reported on the "pink sheets" on September 16, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and is used only for those shares without a fixed exercise price.

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                                       2










         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the Registrant's 1988 Stock Plan and 1993 Director Stock Option Plan is effective. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the information contained in the Registrant's Registration Statement on Form S-8 (Registration No. 33-66732) as filed with the Securities and Exchange Commission (the "Commission") on July 30, 1993.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following document filed with the Commission is incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K (Commission File Number 0-10966) for the fiscal year ended December 31, 1996, filed with the Commission on March 24, 1997.

         (b) Registrant's Quarterly Report on Form 10-Q (Commission File Number 0-10966) for the fiscal quarter ended March 31, 1997, filed with the Commission on May 14, 1997.

         (c) Registrant's Quarterly Report on Form 10-Q (Commission File Number 0-10966) for the fiscal quarter ended June 30, 1997, filed with the Commission on August 13, 1997.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.


                                       3










Item 8.  Exhibits

         Exhibit No.       Description of Exhibit
         ----------        ----------------------

         Exhibit 4.1 1995 Director Stock Option Plan (filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

         Exhibit 4.2 Form of Director Stock Option Agreement under the 1995 Director Stock Option Plan of the Registrant (filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

         Exhibit 5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

         Exhibit 23.1      Consent of Deloitte & Touche LLP.

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).



                                       4











                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, National Transaction Network, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 17th day of September, 1997.

                                          NATIONAL TRANSACTION NETWORK, INC.



                                      By: /s/ L. Barry Thomson
                                          --------------------
                                          L. Barry Thomson
                                          Chief Executive Officer, President and
                                          Chairman of the Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, L. Barry Thomson, Kenneth M. Kubler and Milton A. Alpern his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                            Title                                         Date
      ---------                            -----                                         ----

/s/ L. Barry Thomson                  Chief Executive Officer, President and        September 17, 1997
--------------------
L. Barry Thomson                      Chairman of the Board of Directors
                                      (Principal Executive Officer)

/s/ Milton A. Alpern                  Vice President of Finance and                 September 17, 1997
--------------------
Milton A. Alpern                      Administration (Principal Financial and
                                      Accounting Officer)

/s/ Kenneth M. Kubler                 Executive Vice President, General             September 17, 1997
---------------------
Kenneth M. Kubler                     Manager and Director

/s/ George C. Whitton                 Director                                      September 17, 1997
---------------------
George C. Whitton

/s/ Christopher F. Schellhorn         Director                                      September 17, 1997
-----------------------------
Christopher F. Schellhorn




                                INDEX TO EXHIBITS


                                                                                                     Sequentially
Exhibit                                        Description of Exhibit                               Numbered Page
-------                                        ----------------------                               -------------

Exhibit 4.1           1995 Director Stock Option Plan (filed as an Exhibit to Registrant's
                      Annual  Report  on Form  10-K for the  fiscal  year  ended
                      December 31, 1995 and incorporated herein by reference).

Exhibit 4.2           Form of Director Stock Option Agreement under the 1995 Director Stock
                      Option Plan of the Registrant (filed as an Exhibit to Registrant's
                      Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).
Exhibit 5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.                                         7

Exhibit 23.1          Consent of Deloitte & Touche LLP.                                                   8

Exhibit 23.2          Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).               7


Exhibit 24.1          Power of Attorney (included as part of the signature page to this                   5
                      Registration Statement).










                                   Exhibit 5.1



                               September 18, 1997


National Transaction Network, Inc.
117 Flanders Road
Westborough, MA 01581

         Re: Registration Statement on Form S-8 Relating to the 1995 Director Stock Option Plan (the "Plan")of National Transaction Network, Inc. (the "Company")

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about September 18, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an additional 300,000 shares of Common Stock, $.15 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals or copies of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, the terms of any option or purchase right grant thereunder duly authorized by the Company's Board of Directors or Compensation Committee and any related agreements with the Company, if any, will be validly issued, full paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                                 Very truly yours,



                                                 TESTA, HURWITZ & THIBEAULT, LLP











                                  Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of National Transaction Network, Inc. (the "Company") on Form S-8 of our report dated March 3, 1997, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996.



Deloitte & Touche LLP
Boston, Massachusetts
September 17, 1997